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                                                                    EXHIBIT 23.1


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


To the Board of directors of
CNH Global N.V.


We hereby consent to the inclusion and incorporation by reference in this Registration Statement on Form F-3 of our report dated February 1, 2000 relating to the consolidated financial statements of CNH Global N.V. for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.


Rotterdam, The Netherlands
March 25, 2002


/s/ PRICEWATERHOUSECOOPERS N.V.

PricewaterhouseCoopers N.V.